Exhibit 23.4




                     CONSENT OF HAWLEY TROXELL ENNIS & HAWLEY


                   We hereby consent to the reference to our firm in the Prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 33-59659). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Secu-rities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       HAWLEY TROXELL ENNIS & HAWLEY



                                       By /s/ Albert P. Barker



         Boise, Idaho
         August 8, 1995